Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ventas, Inc.:

We consent to the incorporation by reference in the Registration Statement (Form S-3) and related prospectus of Ventas, Inc. filed with the Securities and Exchange Commission (“SEC”) for the registration of preferred stock, depository shares, common stock, warrants, and debt securities and to the incorporation by reference therein of our reports dated February 13, 2015 with respect to the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, equity and cash flows for each of the years in the three-year period ended December 31, 2014, and the financial statement Schedules II, III and IV for the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014 for Ventas, Inc, which reports appear in the Annual Report on Form 10-K filed with the SEC on February 13, 2015. Our reports dated February 13, 2015 refer to a change in the method of accounting for discontinued operations.

We consent to the incorporation by reference in the Registration Statement (Form S-3) and related prospectus of Ventas, Inc. filed with the SEC for the registration of preferred stock, depository shares, common stock, warrants, and debt securities and to the incorporation by reference therein of our report dated February 6, 2015 with respect to the combined statement of revenue and certain expenses of the American Realty Capital Healthcare Trust Portfolio for the year ended December 31, 2014, which report appears in the Current Report on Form 8-K/A filed with the SEC on February 26, 2015. Our report dated February 6, 2015 refers to the presentation of the combined statement of revenue and certain expenses for the purpose of complying with the rules and regulations of the SEC and that the combined statement is not intended to be a complete presentation of the American Realty Capital Healthcare Trust Portfolio’s revenues and expenses.

/s/ KPMG LLP

Chicago, Illinois
March 6, 2015